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                                                                    Exhibit 99.1

[SUREBEAM LOGO]

                                  PRESS RELEASE

                    SUREBEAM CEO LARRY OBERKFELL TO ACCEPT A
                      POSITION WITH THE SCHWAN FOOD COMPANY

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SAN DIEGO, CA - MARCH 5, 2003 - SUREBEAM CORPORATION (NASDAQ: SURE) announced today that Larry Oberkfell, Chairman, President and CEO, will resign effective March 31. Oberkfell is leaving to accept a position with the Schwan Food Company as President and COO of their Food Service Group.

"My goal of moving SureBeam from an excellent idea to building a business foundation for its continued growth has been realized," said Larry Oberkfell. "I am excited by the success we've had - going from ground zero to having over 5,000 retail supermarkets offering SureBeam processed ground beef in less than two years and trending upward. I leave knowing that a solid leadership team is in place that will take it to the next phase. SureBeam's future is far brighter today than when I joined the company and I am proud to have played a role in achieving that. This opportunity at Schwan's, one of the world's largest privately owned food companies, is a natural progression for me."

"Larry has done an outstanding job as President and CEO, leading the company through the challenging process of its initial public offering and through the spinoff from its former parent company," said William Hale, SureBeam Board Director and Chair of the Governance and Nominating Committee. "In addition, SureBeam has in place a top-notch management team operating its day-to-day activities and now we have begun the search process for a new president. The future is excellent for SureBeam."

Larry Oberkfell joined SureBeam Corporation in November 1999 and has overseen the development of the company into the leading provider of electron beam food safety systems and services for the food industry in the United States. SureBeam has been a public company since March 2001.

The Schwan Food Company (www.schwansfoodservice.com) is a privately held manufacturer and marketer of fine frozen foods through home delivery, retail grocery and foodservice channels. Headquartered in Marshall, Minnesota, Schwan's production and distribution activities across the United States and in Europe employ 25,000 people.

Headquartered in San Diego, California, SureBeam Corporation is a leading provider of electron beam food safety systems and services for the food industry. SureBeam's technology significantly improves food quality, extends product freshness, and provides disinfestation that helps to protect the environment. The SureBeam patented system is based on proven electron beam and x-ray technology that destroys harmful food-borne

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    SUREBEAM Corporation, 9276 Scranton Road, Suite 600, San Diego, CA 92121
                     phone - 858.795-6300 fax - 858.795-6301
                e-mail - info@surebeam.com web - www.surebeam.com bacteria much like thermal pasteurization does to milk. This technology can also eliminate the need for toxic chemical fumigants used in pest control that may be harmful to the earth's ozone layer. For its "great step" into food safety, SureBeam's revolutionary technology is the winner of Food Processing Magazine's "Innovation Award" for 2001. SureBeam is also ranked by Deloitte & Touche as the 37th fastest growing technology company in the Orange County/San Diego region for 2002.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward-looking statements include the future is excellent for SureBeam. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risks associated with the Company's entry into new commercial food markets that require the company to develop demand for its product, its ability to access the capital markets and other risks described in the Company's Securities and Exchange Commission filings.


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 MEDIA CONTACT FOR SUREBEAM: MARK STEPHENSON, VICE PRESIDENT, PUBLIC RELATIONS,
                   (858) 795-6227 OR MSTEPHENSON@SUREBEAM.COM

            INVESTOR RELATIONS CONTACT FOR SUREBEAM: KRISTA MALLORY,
                        DIRECTOR OF INVESTOR RELATIONS,
                      (858) 795-6300 OR INVEST@SUREBEAM.COM



    SUREBEAM Corporation, 9276 Scranton Road, Suite 600, San Diego, CA 92121
                     phone - 858.795-6300 fax - 858.795-6301
                e-mail - info@surebeam.com web - www.surebeam.com